UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 9, 2007

                          FIRST MONTAUK FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)




                         COMMISSION FILE NUMBER: 0-6729

           NEW JERSEY                                           22-1737915
           ----------                                           ----------
   (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

                            Parkway 109 Office Center
                             328 Newman Springs Road
                               Red Bank, NJ 07701
              (Address and zip code of principal executive offices)

                                 (732) 842-4700
               (Registrant's telephone number, including area code


CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:


      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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Item 1.01  Entry into Material Definitive Agreement


           On May 8, 2007 (the "Agreement Date"), First Montauk Financial Corp. (the "Registrant"), Victor Kurylak ("Kurylak"), Ward R. Jones, Jr., Barry Shapiro, David I. Portman and Mindy Horowitz ("collectively, the "Registrant Parties") and Edward H. Okun ("Okun"), Investment Properties of America, LLC ("IPofA"), IPofA Water View, LLC
           ("Water View"), FMFG AcquisitionCo, Inc. ("AcquisitionCo"), FMFG Ownership, Inc. ("Ownership I"), and FMFG Ownership II, Inc. ("Ownership II" and collectively with Okun, IPofA, Water View, AcquisitionCo, Ownership I, the "Okun Parties") executed a settlement agreement ("Settlement Agreement") pursuant to which all parties agreed to settle all disputes among the parties. Except as specifically provided for therein, the Settlement Agreement does not constitute a final and binding obligation on the part of any party unless and until approval is obtained by the federal and state courts in which the Actions (as defined below) are pending as well as federal, state and self-regulatory bodies as required. Upon receipt of all necessary approvals, the Settlement Agreement will become effective ("Effective Date").

           Mr. Kurylak is the President, Chief Executive Officer and director of the Registrant. Messrs. Jones, Shapiro and Portman are independent directors of the Registrant and Ms. Horowitz is the Acting Chief Financial Officer of the Registrant.

           Mr. Okun is a private investor and the beneficial owner of 11,117,027 shares of Common Stock of the Registrant representing 52.8% of the outstanding voting power of the Registrant through two affiliated companies, Ownership I and Ownership II, according to Amendment No. 4 to Schedule 13D, dated February 23, 2007, filed with the Securities and Exchange Commission jointly by Mr. Okun, Ownership I and Ownership II, Inc.

           The disputes settled are the court actions (the "Actions") pending in
           (i) the Superior Court of the State of New Jersey, Chancery Division, Monmouth County Docket No. C-07-07 entitled First Montauk Financial Corp., against Edward H. Okun, et al; (ii) the United States District Court, District of New Jersey, Civil Action No. 07cv00725, entitled FMFG Ownership, Inc. against Victor Kurylak, et al; and (iii) the United States District Court, Southern District of Florida, Case No. 07-20482-Civ, entitled FMFG Ownership, Inc. against Victor Kurylak.

           The Settlement Agreement provides as follows:

           1. Following the Effective Date, Ownership I will cause to be issued to the shareholders of the Registrant other than the Okun Parties (the "Holders"), the right (the "Put"), but not the obligation, to sell their shares of Registrant's Common Stock to a designated Okun Party for $1.00 per share in cash (the "Exercise Price") on the following terms and conditions:

           a. The Put shall be exercisable by the Holders during the period commencing on the 18th month anniversary date of the Effective Date (the "Commencement Date") and terminating sixty (60) days thereafter (the "Expiration Date"). Any Put not exercised prior to 5:00 p.m. (New York time) on the Expiration Date shall be deemed void without any further force or effect.

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           b. In the event the average closing price of the Registrant's Common
           Stock is less than the Exercise Price for the twenty (20) consecutive trading days ending within five (5) trading days of the Commencement Date, the Okun Parties shall cause to be deposited with Registrant's transfer agent (the "Transfer Agent") within forty-five (45) days from the Commencement Date, such amount of cash as shall be necessary to pay the aggregate Exercise Price to the Holders. The cash shall be deposited into an escrow account (the "Escrow Account") and subject to the terms of an escrow agreement among the Okun Parties, the Registrant and the Transfer Agent, which shall include provisions ensuring the availability of the escrowed funds for distribution to the Holders upon their exercise of the Put. All interest earned on the funds deposited in the Escrow Account shall be paid to the Okun Parties upon the fulfillment of all of the Put obligations.

           c. In the event the Okun Parties are not required to so deposit the Exercise Price under the terms of the Settlement Agreement, and the Holders nevertheless exercise Puts, the Okun Parties shall cause to be deposited with the Transfer Agent sufficient cash to pay the Exercise Price for each Put exercised within thirty (30) days of receipt of notice of such exercise.

           d. Within sixty (60) days of receipt of the notice of exercise of a Put properly verified by the Transfer Agent, and the accompanying stock certificate of the Holder duly endorsed for transfer to Ownership I or Ownership II, the Transfer Agent shall pay the Exercise Price in good funds to the exercising Holder.

           e. Other Conditions.

           i. The Put shall be redeemable by the Registrant, in its discretion, in the event of a default by the Okun Parties for $.001 per Put. Such redemption shall not relieve the Okun Parties of any liability for the default.

           ii. The Put shall be nontransferable and shall attach to the shares of Common Stock held by the Holders on the record date (the "Record Date") established for the distribution of the Put. In the event a Holder publicly sells his shares of Common Stock to which the Put is attached at any time after the Record Date except upon exercise of the Put, the Put shall be deemed cancelled with respect to such shares. Each Holder shall be required to represent upon exercise of the Put, that the shares delivered upon exercise of the Put have been continually held by the Holder from the Record Date.

           iii. In the event the average closing stock price of Registrant's Common Stock is at least $1.25 per share with a minimum daily volume of 75,000 shares for a period of forty-five (45) trading days, whether or not consecutive in any sixty (60) day trading day period at any time after the Effective Date but prior to the Commencement Date, the Put shall be deemed cancelled.

           f. Exemption from registration.

           i. The parties contemplate that the issuance of the Put will be exempt from registration pursuant to Section 3(a) (10) of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws and regulations. The parties agree to cooperate in the fulfillment of the conditions to the exemption including court approval and notice to shareholders.

           ii. In the event an exemption under Section 3(a) (10) of the Securities Act is not available, the parties agree to amend the Settlement Agreement to allow for Securities Act compliance, subject to their mutual agreement. The parties further agree that the issuer of the Put shall not be required to comply with the reporting obligations of the Exchange Act of 1934, as amended (the "Exchange Act"), and in the event Exchange Act compliance is required, the parties agree to deem the issuance of the Put not exempt for the purposes of the Settlement Agreement.

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



           g. Security.

           i. The Okun Parties shall secure their timely obligation to pay the Exercise Price with all of the shares of Registrant securities held by Ownership I and Ownership II on the Agreement Date (the "Okun Securities"), and the Convertible Debenture or Convertible Preferred Stock, as defined below (collectively, the "Security"). Registrant shall have a first priority lien on the Security until the complete fulfillment of the Put obligations by the Okun Parties.

           ii. Ownership I and Ownership II shall be entitled to replace the Security at any time with cash or, an irrevocable letter of credit reasonably satisfactory to Registrant's board of directors equal to $1.00 times the number of Puts outstanding (the "Security Minimum"). Ownership I and Ownership II shall also be entitled to sell the Security for cash and deposit the cash in escrow as Security; provided however, in the event the cash plus the market value of the shares of Common Stock held as Security exceeds the Security Minimum, Ownership I and Ownership II shall be entitled to withdraw the amount of cash that exceeds the Security Minimum. In the event Ownership I and Ownership II withdraws cash from the Security and the value of the Security falls below the Security Minimum, Ownership I and Ownership II shall contribute such amount of cash to the Security as shall cause the value of the Security to equal the Security Minimum up to the amount of cash withdrawn The value of the Security for the purposes of determining the right to withdraw cash, or the obligation to contribute cash, shall be determined monthly. Payments or withdrawals shall be made within five business days.

           iii. In the event the Okun Parties fail to pay the Exercise Price upon exercise by the Holders as required by the Put, the Okun Securities (including the Convertible Preferred Stock if issued) shall be deemed surrendered for cancellation and the Convertible Debenture shall be deemed fully paid.

           2. On the Effective Date, the parties shall direct the escrow agent, Signature Bank New York, to pay to Ownership I all of the funds on deposit by the Okun Parties under the Escrow Agreement executed and delivered pursuant to the May 5, 2006 Merger Agreement by and among Registrant, Ownership I and AcquisitionCo. Within ninety (90) days of the Effective Date, the Okun Parties shall invest $2.0 million in the Registrant to be used to fund the Registrant's broker-dealer operations in such manner as determined by the Registrant's board of directors. Registrant shall issue to the Okun Parties, at their sole option, either a convertible debenture (the "Convertible Debenture") in such principal amount or a new series of convertible preferred stock (the "Convertible Preferred Stock") with an aggregate par value equal to $2.0 million.

           a. The Convertible Debenture or Convertible Preferred Stock shall be convertible into shares of Common Stock at a conversion price equal to $.75 per share, commencing on the fulfillment, or cancellation, of all Put obligations by the Okun Parties, according to the terms of the Put.

           b. The Convertible Debenture or Convertible Preferred Stock shall accrue interest or cumulative dividends, as the case may be, commencing on the date of issuance at a rate equal to 12% per annum, payable, at the option of the Company, in cash or shares of the Company's Common Stock evaluated at the closing price of the Common Stock on the last trading day immediately preceding the date of payment.

           c. In the event the Okun Parties fail to purchase the Convertible Debenture or Convertible Preferred Stock, the Okun Securities shall be deemed surrendered for cancellation and the Convertible Debenture shall be deemed fully paid.

           3. Upon the Agreement Date, Louis J. Rogers ("Rogers") shall be appointed Chief Executive Officer and a director of the Registrant.

           Mr. Rogers shall enter into an employment agreement on mutually agreeable terms to serve as Chief Executive Officer of the Registrant, which agreement shall include negative and restrictive covenants for the period commencing on the date of employment and terminating one year after termination of employment for any reason. See Item 5.02(c) below. Mr. Rogers shall report to the board of directors of the Registrant.

           4. Upon the Agreement Date, Mr. Kurylak shall enter into a modification of his existing employment agreement expiring
           December 31, 2007 with the Registrant. Such employment agreement shall be on the same terms and conditions of Mr. Kurylak's existing employment agreement except Mr. Kurylak's title and position shall be President of the Registrant and President and Chief Executive Officer of First Montauk Securities Corp., the Registrant's principal subsidiary, reporting jointly to Mr. Rogers and the board of directors of Registrant. The agreement shall include a one year severance provision for termination of Mr. Kurylak's employment, before or after the expiration of the term of his employment agreement for any reason, under which Mr. Kurylak shall receive base compensation and benefits for one year after the termination of employment. The Okun Parties agree to nominate Mr. Kurylak and vote the Okun Securities for Mr. Kurylak's election to the board of directors during the term of his employment.

           5. Upon the purchase of the Convertible Debenture or Convertible Preferred Stock, the Okun Parties shall designate three additional nominees to Registrant's board of directors, who shall thereupon be appointed to the board.

           6. Subsequent to the purchase of the Convertible Debenture or Convertible Preferred Stock by the Okun Parties, all of the independent members of Registrant's board of directors shall either resign from the board or agree not to stand for reelection at Registrant's next annual meeting of shareholders.

           7. Upon the Effective Date, the lease between Water View and Registrant shall be deemed void.

           8. Registrant shall agree to conduct a shareholders' meeting for the election of Registrant's Class II and Class III directors in a timely manner after the purchase of the Convertible Debenture or Convertible Preferred Stock contemplated under the Settlement Agreement. The nominees for directors shall include Mr. Okun's nominees and such other nominees as determined by the board on or after the Effective Date.

           9. For a period of five (5) years after the Effective Date, Registrant shall agree to indemnify and hold harmless any and all former officers and directors of Registrant against any claims or liabilities arising out of their positions with Registrant, the execution of the Settlement Agreement or any other related matters arising during their affiliation with Registrant, to the extent they would otherwise be entitled to indemnification under Registrant's Certificate of Incorporation and By-Laws, as amended to date.

                                       5
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           10. Upon the Effective Date, the Actions shall be dismissed with prejudice and the parties shall exchange general releases.

           11. The Settlement Agreement and the general releases shall be subject to approval of the federal and state courts in which the Actions are pending, as well as federal, state and self regulatory bodies as required; and negotiation, execution and delivery of all documents necessary to effectuate the transaction. The parties agree to proceed in good faith to take all such actions as are required to receive necessary court approvals and negotiate, execute and deliver the required documentation. If one or more of the courts in which the Actions are pending, do not approve the Settlement Agreement or fail to rule thereon prior to August 31, 2007, the Settlement Agreement shall terminate ab initio.

           Until the purchase of the Convertible Debenture or Convertible Preferred Stock, neither the Okun Parties nor Registrant shall purchase or sell, or agree directly or indirectly to purchase or sell, any securities of Registrant.

           The Okun Parties and Registrant shall bear their own costs and expenses (including expenses of Representatives) incurred in connection with this transaction. Registrant's expenses shall include the costs of indemnification of officers and directors. The Okun Parties shall not request legal fees in the derivative action pending in the United States District Court, District of New Jersey, Civil Action No. 07cv00725.

           The Settlement Agreement has been approved by the New Jersey Superior Court.

           This foregoing summary of the Settlement Agreement is qualified in its entirety by reference to full text of The Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers


(b) As of May 9, 2007, Mr. Kurylak and Registrant executed an Amended and Restated Employment Agreement ("Amended Employment Agreement"). The Amended Employment Agreement was executed in connection with the execution of the Settlement Agreement. Pursuant to the Amended Employment Agreement, Mr. Kurylak will continue his employment by Registrant as President of Registrant and also President and Chief Executive Officer of First Montauk Securities Corp., the Registrant's broker-dealer subsidiary. Mr. Kurylak will resign, however, from the position of Chief Executive Officer of Registrant. In this modified capacity, Mr. Kurylak will report to the Chief Executive Officer of Registrant and Registrant's board of directors. In addition, Mr. Kurylak will continue to serve as a member of the board of directors of Registrant during the term of his employment.

     The Amended Employment Agreement will expire on December 31, 2007 ("Term"), subject to renewal for one additional period of one year unless Registrant provides written notice of its intention not to renew the Amended Employment Agreement at least 120 days prior to December 31, 2007. During the term of the Amended Employment Agreement, Mr. Kurylak will be compensated at the rate of $300,000 on an annualized basis. He is eligible for customary fringe benefits and to participate in Registrant's executive bonus pool.

In the event of the termination of Mr. Kurylak's employment by Registrant without "cause" or by Mr. Kurylak for "good reason" as these terms are defined in the Amended Employment Agreement, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) base salary for the remainder of the Term; (c) a severance payment equal to $300,000 payable in a lump sum payment; (d) continued participation in Registrant's benefit plans (or comparable plans); and (e) any applicable bonus. If Mr. Kurylak's employment is terminated by Registrant for "cause" or by him without "good reason", he will be entitled only to accrued compensation. If termination of the Amended Employment Agreement occurs as a result of the expiration of such agreement without renewal by Registrant at the end of the Term, Mr. Kurylak will be entitled to the accrued compensation, any applicable bonus and the severance payment.

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In the event Mr.  Kurylak is a member of the board of directors of Registrant on the termination date, the payment of any and all compensation due under the Amended Employment Agreement, except the accrued compensation, is expressly conditioned on Mr. Kurylak's resignation from the board of directors of registrant within five (5) business of the termination date.

The Amended Employment Agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Kurylak's employment.

The foregoing description of Mr. Kurylak's Amended Employment Agreement is qualified in its entirety by reference to the full text of the Amended Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K

(c) On May 8, 2007, Registrant entered into the Settlement Agreement pursuant to which Mr. Rogers is being appointed Chief Executive Officer and a director of Registrant. Registrant and Mr. Rogers shall enter into an employment agreement on mutually agreeable terms.

           Biographical Information:

           Mr. Rogers, age 50, is the former President, director and founding member of Triple Net Properties, LLC, a wholly-owned subsidiary of NNN Realty Advisors, Inc., a nationwide real estate asset firm. Triple Net offers a full range of commercial real estate investments, including tenant-in-common (TIC) programs for investors structuring tax-deferred (like-kind) exchanges under Section 1031 of the Internal Revenue Code, real estate investment trusts (REITs), funds, and institutional investments. As a partner with the Hirschler Fleischer law firm in Richmond, Virginia (1987-2004), Mr. Rogers structured real estate transactions as head of the firm's Real Estate Securities Practice Group. Mr. Rogers is experienced in REITs, Section 1031/TIC programs, funds and other alternative investment programs. He earned a J.D. from the University of Virginia (1984), a B.A. (with Honors) and M.A. in Jurisprudence from Wadham College, Oxford University (1981, 1985), and a B.A. in Political Science from Northeastern University (1979). Mr. Rogers is active in many real estate securities trade groups, having served as Chair of the Investment Program Association (direct placement trade association) Section 1031 Exchange Committee, founding and current Director and former Chair of the Legislative and Regulatory Committee of TICA (the TIC trade association), former member of the Board of Governors of the Real Property Section of the Virginia State Bar and former member of the Real Estate Committee of the American Bar Association's Tax Section. Mr. Rogers is a NASD - registered principal holding Series 7, 22, 24 and 63 licenses.


Item 8.01  Other Events

             On May 9, 2007, the Registrant issued a press release announcing the Settlement Agreement with the Okun Parties. A copy of this press release is attached as Exhibit 99.1 to this Current Report.
             Exhibit 99.1 is being "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

                                       7
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Item 9.01    Financial Statements and Exhibits

 (c)         Exhibits

             The following exhibits are filed or furnished herewith:


              10.1 Settlement Agreement, dated as of May 8, 2007, among the Registrant, Edward H. Okun, Investment Properties of America, LLC, IPofA Water View, LLC, FMFG Acquisition Co., FMFG Ownership I, FMFG Ownership II, Victor Kurylak, Ward R. Jones, Jr., Barry Shapiro, David Portman and Mindy Horowitz

              10.2 Amended and Restated Employment Agreement dated as of May 9, 2007 between Victor Kurylak and the Registrant

              99.1  Press Release dated May 9, 2007



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FIRST MONTAUK FINANCIAL CORP.

                                             By:   /s/ Victor K. Kurylak
                                                --------------------------------
                                             Name:  Victor K. Kurylak
                                             Title: President
                                             Date:  May 11, 2007


                                  EXHIBIT INDEX

    Exhibit     Description
    Number

      10.1 Settlement Agreement, dated as of May 8, 2007, among the Registrant, Edward H. Okun, Investment Properties of America, LLC, IPofA Water View, LLC, FMFG AcquisitionCo., FMFG Ownership I, FMFG Ownership II, Victor Kurylak, Ward R. Jones, Jr., Barry Shapiro, David Portman and Mindy Horowitz

      10.2 Amended and Restated Employment Agreement dated as of May 9, 2007 between Victor Kurylak and the Registrant

      99.1      Press Release dated May 9, 2007





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